UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CKX Lands, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CKX LANDS, INC.
700 Pujo Street, Suite 200
Lake Charles, LA 70601
Tel. 337-493-2399

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, APRIL 21, 2011

The Annual Meeting of the Stockholders of CKX Lands, Inc., will be held at Chase Bank, Third Floor, One Lakeside Plaza, Lake Charles, LA, on Thursday April 21, 2011 at 11:00 a.m. for the following purposes:

1.	To elect directors;

2.	To vote on the proposal to ratify the appointment of McElroy, Quirk & Burch, APC as our independent registered public accounting firm for the fiscal year ended December 31, 2011; and

3.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on February 21, 2011, are entitled to notice of and to vote at the meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

/s/ Brian R. Jones
BRIAN R. JONES Treasurer and Chief Financial Officer
March 21, 2011

IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF PROXY MATERIALS FOR THE
2011 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 21, 2011

This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended
December 31, 2010 are available at http://bnymellon.mobular.net/bnymellon/ckx

CKX Lands, Inc.

PROXY STATEMENT
APPROXIMATE DATE OF MAILING: MARCH 21, 2011

This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended
December 31, 2010 are available at http://bnymellon.mobular.net/bnymellon/ckx

The enclosed proxy card is solicited by the Board of Directors of CKX Lands, Inc. (CKX Lands or the Company) for use at its Annual Meeting of Stockholders to be held on Thursday, April 21, 2011, at 11:00 a.m. at Chase Bank, Third Floor, One Lakeside Plaza, Lake Charles, LA, or any adjournments or postponements thereof. You may revoke your proxy at any time prior to it being voted by giving written notice to the Secretary of CKX Lands, by submission of a later dated proxy or by voting in person at the meeting.

All expenses of preparing, printing and mailing the proxy statement and all materials used in solicitation will be borne by CKX Lands. Proxies may also be solicited in person or by telephone or fax by directors, officers and other employees of CKX Lands, none of whom will receive additional compensation for such services. CKX Lands will also request brokerage houses, custodians and nominees to forward these materials to the beneficial owners of the stock held of record by them and will pay the reasonable expenses of such persons for forwarding the material. The mailing address of CKX Lands’ principal office is P.O. Box 1864, Lake Charles, LA 70602.

On February 21, 2011, CKX Lands had outstanding 1,942,495 shares of Common Stock, its only class of stock, held by approximately 540 shareholders of record and approximately 600 beneficial owners. Only stockholders of record at the close of business on February 21, 2011, will be entitled to receive notice of and to vote at the meeting. With respect to all matters that will come before the meeting, each stockholder may cast one vote for each share registered in his or her name on the record date. The presence, in person or by proxy, of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the meeting. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by a plurality vote and the approval of the independent auditor will be determined by a majority vote. Abstentions will have no effect on the election of directors or the approval of the independent auditor.

If you beneficially own shares held in your broker, bank or other custodian name (“Street Name Shares”), you will receive voting instructions from the holder of record of your shares.  In some cases, the broker, bank or other custodian may be able to vote your shares even if you provide no instructions, but on other matters, such as election of directors, your broker may vote the shares held for you only if you provide voting instructions.

Street Name Shares for which a broker, bank or other custodian does not have the authority to vote or does not vote on a matter are recorded as a “broker non-vote” and they may not have the discretionary authority to vote on other matters that may properly come before the meeting.  Broker non-votes will be counted as present at the stockholders’ meeting for the purposes of calculating a quorum, but will not be counted as present for purposes of determining whether a particular matter has been approved. Broker non-votes will have no effect on the election of directors or the approval of the independent auditor.

The shares represented by properly executed proxies, unless previously revoked, will be voted at the meeting in accordance with the directions set forth on the proxies. If no choice has been specified on the proxy, the shares will be voted FOR the election of the nominees as directors and FOR approval of McElroy, Quirk & Burch, APC as auditors. The proxy also gives authority to the proxy holders to vote the shares in their discretion on any other matter presented at the meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides information as of February 21, 2011, concerning beneficial ownership of Common Stock by each director, each director nominee, each executive officer, all directors and executive officers as a group, and each person known by CKX Lands to own beneficially more than 5% of the outstanding shares of Common Stock. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to shares held in their names.

Name of Beneficial Owner	Number Beneficially Owned		Percent of Class
Ottley Properties, LLC	147,810	(1)	7.61%
Henry E. Blake	10,000		0.51%
Joseph K. Cooper	31,600	(2)	1.63%
Elizabeth Hollins	25,239	(3)	1.30%
Brian R. Jones	200		0.01%
Laura A. Leach	77,684	(4)	4.00%
B. James Reaves, III	19,600	(5)	1.01%
Mary Watkins Savoy	9,158		0.47%
William Gray Stream	40,588	(6)	2.09%
Charles D. Viccellio	16,450		0.85%
Mary Leach Werner	20,726	(7)	1.07%
All directors and executive officers as a group	380,105		19.57%

(1)
As reported in a statement on Schedule 13G, Amendment No. 3 filed with the Securities and Exchange Commission on January 31, 2011. This stockholder’s address is 337 Metairie Road, Suite 202, Metairie, LA 70005.

(2)	Includes 31,500 shares owned by a corporation of which Mr. Cooper is an officer.
(3)	Includes 14,239 shares owned by Ms. Hollins’ mother that Ms. Hollins has power to vote. Includes 1,000 shares owned by a L.L.C. of which Ms. Hollins is manager.
(4)	Includes 8,250 shares owned by a partnership of which Mrs. Leach is a partner and 11,250 shares owned by corporations of which Mrs. Leach is a director.
(5)	Includes 15,850 shares owned by a L.L.C. of which Mr. Reaves is manager.
(6)	Includes 40,088 shares owned by Mr. Stream’s father, aunt, grandmother and a trust, that Mr. Stream has power to vote. Mr. Stream disclaims beneficial ownership of these shares.
(7)	Includes 8,250 shares owned by a partnership of which Mrs. Werner is a partner and 10,700 shares owned by a corporation of which Mrs. Werner is a director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and more than 10% stockholders to file with the Securities and Exchange Commission reports on prescribed forms of their ownership and changes in ownership of Company stock and furnish copies of such forms to the Company.

Based solely upon a review of the Form 3, 4 and 5 filings received from or filed by CKX Lands, Inc. on behalf of reporting persons during the most recent fiscal year, CKX Lands, Inc. is not aware of any failure to file on a timely basis any Form 3, 4 or 5 during the most recent fiscal year or prior fiscal years.

ITEM 1: ELECTION OF DIRECTORS

The By-Laws of the Company specify that the number of directors shall be 9 (nine).  Each director will hold office for one year and until his successor is elected and qualified. If a nominee should become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute. All nominees have been with the same organization in the same position as listed below for the past five years unless noted.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED BELOW.

Name	Age	Experience and Qualifications	Director Since
Joseph K. Cooper	67	President and Chief Executive Officer of CKX Lands, Inc. since 2008 and 2009, respectively; Manager of Walker Louisiana Properties; Vice President and Operations Manager of Prairie Land Co.. Mr. Cooper has extensive experience in land management, oil and gas leasing activities and forestry which make him qualified to serve as a director.	2008
Elizabeth Hollins (1)	58	Assistant Attorney General for Louisiana; Co-Manager of PBA Properties, LLC. Mrs. Hollins’ legal background and management experience for a land company with similar operating attributes makes her qualified to serve as a director.	2009
Brian R. Jones	50	Treasurer & Chief Financial Officer of CKX Lands, Inc. since 2006; Managing member of Brian R. Jones CPA, LLC. Mr. Jones’ experience in public accounting makes him qualified to serve as a director.	2007
Laura A. Leach (1) (4)	71	Chairman of the Board; Secretary-Treasurer and Director of Sweetlake Land & Oil Co., LLC and North American Land Co. LLC; Secretary-Treasurer of H. G. Chalkley & Sons, Inc.; Director of Lacassane Co., Inc. Mrs. Leach has extensive experience in land management, oil and gas leasing activities which makes her qualified to serve as a director	1996
B. James Reaves, III (1) (2)	76	Private Investor, oil & gas; estate management; Director of Lacassane Co., Inc. Mr. Reaves experience in oil and gas activities and land management makes him qualified to serve as a director.	1986
Mary Watkins Savoy (2) (3)	71	Private Investments; Director of Mallard Bay Corp. Mrs. Savoy experience in land management and oil and gas leasing activities makes her qualified to serve as a director.	1998
William Gray Stream (1) (3)	31	President of Matilda Stream Management. Mr. Streams experience in land management, oil and gas activities and forestry makes him qualified to serve as a director.	2007
Charles D. Viccellio	77	Vice-President & Secretary of CKX Lands, Inc.; Attorney, Stockwell, Sievert, Viccellio, Clements & Shaddock, LLP, attorneys. Mr. Viccellio’s extensive legal experience in land management and oil and gas activities makes him qualified to serve as a director.	1996
Mary Leach Werner (2) (3) (4)	43	Vice-President and Director of North American Land Co., Inc. Mrs. Werner’s experience in land management and oil and gas activities makes her qualified to serve as a director.	2004

Member of the (1) Audit Committee, (2) Compensation Committee, (3) Nominating Committee; (4) Mrs. Leach is the mother of Mrs. Werner.

Mallard Bay Corp., Walker Louisiana Properties, Lacassane Co., Inc., Sweetlake Land & Oil Co., Inc., North American Land Co., Inc., H. G. Chalkley & Sons, Inc., Prairie Land Co., Matilda Stream Management, and PBA Properties, L.L.C. are all land management companies.  Brian R. Jones CPA, LLC is a business accounting services firm.

Directors Hollins, Leach, Reaves, Savoy, Stream, and Werner are all “independent directors” as defined under the rules of the NYSE Amex.

BOARD OF DIRECTORS LEADERSHIP STRUCTURE AND RISK OVERSIGHT

CKX Lands’ chief executive officer, Joseph K. Cooper also serves as the Chairman of the Board of Directors.  The Company believes this leadership structure is most appropriate for the communication of Company decisions, activities and other third-party communications to the Board members, management and company personnel due to the small company size and the lack of complexity in its operating activities.

The Company’s Board of Directors does not have a lead independent director.  Independent Directors meet at least annually in executive session without non-independent or management Directors in attendance.  During 2010, independent Directors met once in executive session.

CKX Lands’ Board of Directors administers its risk oversight responsibilities by requiring specific Board authorization on all non-routine activities of the Company and through its Audit Committee quarterly review of the Company’s financial statements, management activities discussions and communication with external auditors.

During 2010, the Board of Directors held a total of four meetings.  Mrs. Hollins, Mrs. Leach, and Mrs. Savoy each missed one board meeting. Mrs. Werner missed two board meetings.  All other members attended all board meetings.

BOARD OF DIRECTORS’ COMMITTEES

The Board of Directors has an Audit Committee, Compensation Committee and Nominating Committee.

AUDIT COMMITTEE: The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to financial reports and other financial information and recommends the appointment of independent registered public accountants to the Board of Directors. The Company has determined that Mr. Henry Blake, its Chairman, qualifies as an “audit committee financial expert” under Item 407(d) (5) of Regulation S-K.  Each member of the Audit Committee meets the financial literacy requirements of the NYSE Amex.  During 2010, the Audit Committee held four meetings.  Mrs. Leach missed two audit committee meetings.  All other members attended all audit committee meetings

COMPENSATION COMMITTEE: The Compensation Committee approves all executive compensation. During 2010, the Compensation Committee held one meeting and all members attended.

NOMINATING COMMITTEE: The Nominating Committee selects nominees for the Board of Directors.  The membership of each Committee consists solely of non-employee directors who meet the independence standards established by the NYSE Amex.

The Nominating Committee identifies individuals qualified to become directors and recommends them to the Board for directorships.  The Nominating Committee will consider persons recommended by stockholders to become nominees for election as directors. Recommendations for consideration by the Nominating Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information.

The Committee identifies and evaluates nominees on the basis of their education, business experience, integrity and knowledge of Southwest Louisiana particularly as it relates to land management. Nominees recommended by security holders will be evaluated by the same criteria.  The Committee does not consider diversity when identifying nominees for directorships.

The Nominating Committee has in the past considered potential director candidates suggested by its members, other directors and management.  Members on the committee and management have in the past interviewed potential candidates who were not incumbent directors, and the committee has then voted to recommend a slate of nominees to the Board.

Nominating Committee does not have a charter and operates under board resolution addressing the nominating process.

During 2010, the Nominating Committee held one meeting and all members attended.

DIRECTOR COMPENSATION

All Directors, including officers, are paid $400 per board meeting attended and $200 per missed meeting. Committee members are paid $100 per committee meeting attended and the committee chairman is paid $125 per committee meeting attended, except the Audit Committee Chairman is paid $400 per committee meeting attended.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
BY STOCKHOLDERS AND OTHER INTERESTED PARTIES

The Company’s Annual Meeting of Stockholders provides an opportunity for stockholders and others to ask questions directly of Company Directors on matters relevant to the Company. Stockholders and others may send communications to the Board to CKX Lands, Inc., P.O. Box 1864, Lake Charles, LA 70602. Each of the Company’s directors is requested to attend the Annual Meeting in person.  All of the Company’s directors attended the Company’s 2010 Annual Meeting of Shareholders. In addition, stockholders and other interested parties may, at anytime, communicate with the full Board of Directors, any individual director or any group of directors, by sending written communication to the full Board of Directors, individual director or group of directors at the following address: CKX Lands, Inc., P.O. Box 1864, Lake Charles, LA 70602.

EXECUTIVE COMPENSATION

Name and Position	Year	Salary	Bonus	All other Compensation(1)
Joseph K. Cooper	2010	$15,000	--	$1,600
President & Chief Executive Officer	2009	15,000	--	1,600
	2008	14,000	--	1,200

(1) Consists of Board of Director meeting attendance fees.

The Company has no long-term compensation programs, stock option program or stock grants program.

The Company has no employment agreements, pension plan or profit-sharing plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CKX Lands, Inc. owns an undivided 1/6th interest in approximately 35,500 acres known as Walker Louisiana Properties (“WLP”).  The land is owned in indivision but jointly managed through WLP.  Mr. Cooper is Manager of Walker Louisiana Properties.  Mr. Henry Blake is a member of Blake Brothers, L.L.C. and Mrs. Elizabeth Hollins is co-manager of PBA Properties, LLC, both companies which own an undivided 1/6th interest in the WLP properties.

Mr. Viccellio’s law firm received $11,035 and $2,994 for legal work performed for the Company in 2010 and 2009, respectively.

Mr. Jones’ accounting company received $836 and $1,950 for consulting services in 2010 and 2009.

LIMITATION OF LIABILITY

Our certificate of incorporation limits the liability of our directors to the maximum extent provided by Louisiana law. Our By-Laws provide that we will indemnify our officers and directors and may indemnify our employees and other agents to the fullest extent permitted by law. There is no pending litigation nor are we aware of any threatened litigation involving any of our directors, officers, employees or agents in which indemnification will be required or permitted.

ITEM 2:  RADIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McElroy, Quirk & Burch, APC, Certified Public Accountants, acted as our independent registered public accounting firm and audited our financial statements for the year ended December 31, 2010. The Audit Committee of the Board has selected McElroy, Quirk & Burch, APC as independent registered public accounting firm to audit our financial statements for 2011 subject to the shareholders approval. Representatives of McElroy, Quirk & Burch, APC will attend the annual meeting, have an opportunity to make a statement if they so desire and, respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute proxy soliciting materials and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent specifically incorporated into such a filing.

The Audit Committee of the Board of Directors has furnished the following report on the Company’s audit procedures and its relationship with its independent accountants for the twelve-month period ending December 31, 2010.

The Audit Committee has reviewed and discussed with the Company’s management and McElroy, Quirk & Burch, APC the audited financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the Company’s 2010 fiscal year. The Audit Committee has also discussed with McElroy, Quirk & Burch, APC the matters that registered independent public accounting firms must communicate to audit committees under Public Company Accounting Oversight Board (“PCAOB”) rules.

The Audit Committee also has received from McElroy, Quirk & Burch, APC the written disclosures and the letter required by the PCAOB’s Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with McElroy, Quirk & Burch, APC their independence from the Company. In addition, the Committee considered whether the provision by the independent auditors of non-audit services is compatible with maintaining the independent auditors’ independence from management and the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for its 2010 fiscal year for filing with the SEC.

The Board of Directors adopted a Charter governing the Audit Committee in January 2003. The Audit Committee is composed of independent directors as required by and in compliance with the listing standards of the NYSE Amex.

AUDIT COMMITTEE

Henry E. Blake (Chairman) Laura A. Leach B. James Reaves, III William Gray Stream

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Fees paid to McElroy, Quirk & Burch, APC for each of the last two calendar years are listed in the following table.

	Audit Services Fees	Audit Related Fees	Tax Services	All Other Fees
2010	$48,000	$--	$1,750	$--
2009	$45,500	$--	$1,750	$--

Audit service fees include fees for services performed to comply with Generally Accepted Auditing Standards, including the recurring audit of the Company’s financial statements.

Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

Tax fees are for the preparation of the Company’s federal and state income tax returns and the state franchise tax return.

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and non-audit services to be performed by the independent auditor of the Company.

The Audit Committee may delegate, to one or more designated members of the Committee, the authority to grant pre-approvals of audit and permitted non-audit services. Any decision by such member or members to grant pre-approval shall be presented to the Committee at its next scheduled meeting. During 2010, there was no non-audit work performed which was not pre-approved by the Audit Committee prior to the engagement.

The Audit Committee has selected the firm of McElroy, Quirk & Burch, APC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011. Stockholder approval and ratification of this selection is not required by law or by the By-Laws of the Company. Nevertheless, the Board of Directors has chosen to submit it to the stockholders for their ratification as a matter of good corporate practice. Of the shares represented and entitled to vote at the meeting (whether in person or by proxy), more votes must be cast in favor of than votes cast against the proposal to ratify the appointment of McElroy, Quirk & Burch, APC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011.

The Board of Directors recommends a vote FOR the appointment of McElroy, Quirk & Burch, APC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2011.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Company had not been informed of any matters to be presented by, or on behalf of, the Company or its management, for action at the meeting other than those listed in the notice of meeting and referred to herein. If any other matters come before the meeting or any adjournment thereof, the persons named in the enclosed proxy will vote on such matters according to their best judgment.

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC for 2010 accompanies this Proxy Statement.

Stockholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it at once in the enclosed envelope.

STOCKHOLDERS PROPOSALS

Proposals of stockholders intended to be included in the proxy materials, including director nominations, relating to the 2012 annual meeting of stockholders, must be received by the Secretary at CKX Lands, Inc., P.O. Box 1864, Lake Charles, LA 70602, in proper form, on or before November 7, 2011. If a proposal is not submitted timely, it will not be considered for inclusion in the proxy statement. A stockholder wishing to propose a matter for consideration at an annual meeting of stockholders must provide notice thereof to the Company’s Secretary prior to the annual meeting for the current year by a deadline that is 45 days before the date on which the Company first mailed its proxy materials for the prior year’s annual meeting of stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Brian R. Jones
Brian R. Jones
Treasurer and Chief Financial Officer

Lake Charles, Louisiana
March 21, 2011

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

CKX Lands, Inc.

INTERNET
http://www.proxyvoting.com/ckx

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#
96199

▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example ☒

	FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS
1. To elect directors.	☐	☐	☐

Nominees:

01 Joseph K. Cooper
02 Elizabeth Hollins
03 Brian R. Jones
04 Laura A. Leach
05 B. James Reaves, III
06 Mary W. Savoy
07 William Gray Stream
08 Charles D. Viccellio
09 Mary Leach Werner

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box above and write that nominee's name in the space provided below.)

*Exceptions____

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment of McElroy, Quirk & Burch, APC as auditors for 2011.	☐	☐	☐

3. In their discretion, to vote upon such matters as may properly come before the meeting or any adjournment thereof.

This proxy will be voted as specified. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.

Mark Here for Address Change or Comments SEE REVERSE ☐

Please sign exactly as name appears on the certificate or certificates representing shares to be voted by this proxy. When signing as executor, administrator, attorney, trustee, or guardian, please give the full titles as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Signature ______________________ **Signature** ______________________ **Date** __________